UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2014

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11657 (Commission File Number)	36-4062333 (IRS Employer Identification No.)

14901 South Orange Blossom Trail, Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 1, 2014, Tupperware Brands Corporation ("the Company") has appointed Mr. Gavin D. Little, Group President, Europe, Africa and the Middle East, succeeding Mr. R. Glenn Drake, who will retire from the Company at the end of 2014. Since January 2014, Mr. Little has been Senior Vice President and Senior Area Vice President, Central Europe and Strategy Tupperware Europe, after serving as Senior Vice President, Global Marketing and Strategy since July 2013. Prior thereto he served as a consultant to Mattel, Inc. in 2013, as Managing Director of the British Government's UK Trade and Investment unit since 2012, after being a business consultant. Through 2010, Mr. Little served in various executive positions with British American Tobacco Co., Plc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date: August 15, 2014	By:	/s/ Thomas M. Roehlk
Thomas M. Roehlk
Executive Vice President and Chief Legal Officer and Secretary